Exhibit 99.1

NB Bancorp, Inc. Reports Second Quarter 2025 Financial Results, Initiates Quarterly Cash Dividend

Investor Contact

JP Lapointe, EVP and CFO

IR@NeedhamBank.com

781-474-5408

Needham, MA, July 23, 2025 – NB Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: NBBK), the holding company of Needham Bank (the “Bank”), today announced its second quarter 2025 financial results. The Company reported net income of $14.6 million, or $0.39 per diluted common share, compared to net income of $12.7 million, or $0.33 per diluted common share, for the prior quarter. Operating net income, excluding one-time charges, amounted to $15.0 million, or $0.40 per diluted common share, compared to operating net income of $13.7 million, or $0.35 per diluted common share for the prior quarter. The primary difference between net income and operating net income for the second quarter of 2025 was merger and acquisition costs of $530 thousand related to the Company’s pending acquisition of Provident Bancorp, Inc. (“Provident”) and its subsidiary, BankProv, which was announced on June 5, 2025.

“Our second quarter was an exciting period for our entire team as we delivered record earnings, commenced our second share repurchase program and announced our pending acquisition of Provident. We are focused on continued execution of our growth strategy and anticipate closing and converting the acquisition in the fourth quarter of 2025. We were able to continue growing loans during the second quarter, which grew at an annualized rate of 6.8%. However, core deposits remained relatively flat as we prepared for the recent conversion to Q2, an advanced cash management and treasury services platform for commercial customers. Additionally, net interest margin expanded by 21 basis points to 3.82% for the second quarter from 3.61% in the first quarter. We also repurchased over 1.1 million shares in our outstanding share repurchase program with an average per share price of $17.08, providing accretive value to our shareholders. We look forward to the second half of 2025, which we expect will provide the Company with additional growth opportunities on both sides of the balance sheet,” commented Joseph Campanelli, Chairman, President and Chief Executive Officer. “We look forward to continuing to grow market share and taking advantage of opportunities that arise while we prudently manage shareholders’ equity and enhance shareholder value,” Campanelli continued.

Declaration of Dividend

The Board of Directors declared a quarterly cash dividend of $0.07 per share, payable on August 20, 2025, to shareholders of record as of August 6, 2025.

SELECTED FINANCIAL HIGHLIGHTS FOR THE SECOND QUARTER OF 2025

●	Net income of $14.6 million, or $0.39 per diluted common share, compared to net income of $12.7 million, or $0.33 per diluted common share, for the prior quarter. Operating net income, excluding one-time charges, amounted to $15.0 million, or $0.40 per diluted common share, compared to operating net income of $13.7 million, or $0.35 per diluted common share for the prior quarter.

One-time charges during the current quarter include:

o	Merger and acquisition costs of $530 thousand related to the Company’s pending acquisition of Provident;
o	Income tax expense and a modified endowment contract penalty related to the surrender of bank-owned life insurance (“BOLI”) policies of $64 thousand.
●	Net interest margin expanded 21 basis points to 3.82% during the current quarter from 3.61% in the prior quarter.
●	Gross loans increased $76.7 million, or 1.7%, to $4.54 billion, from $4.46 billion the prior quarter.
●	Total deposits decreased $58.6 million, or 1.4%, from the prior quarter. Core deposits, which the Company considers to be all non-brokered deposits, decreased $3.5 million, or 0.1%, during the current quarter. Brokered deposits decreased $55.1 million, or 17.8%, from the prior quarter.
●	Book value per share and tangible book value per share were $18.09 and $18.06, respectively, which decreased from $18.23 and $18.20, respectively in the prior quarter. The decrease in tangible book value per share was a result of the issuance of 1,284,525 shares from restricted stock awards granted during the quarter partially offset by the repurchase of 1,106,588 shares during the current quarter at an all-in weighted average cost of $17.08 per share and $14.6 million in net income for the quarter.

BALANCE SHEET

Total assets amounted to $5.23 billion as of June 30, 2025, representing a decrease of $15.6 million, or 0.3%, from March 31, 2025.

●	Cash and cash equivalents decreased $54.7 million, or 17.5%, to $258.7 million from $313.4 million in the prior quarter, as a result of the increase in loans of $76.7 million, the decrease in deposits of $58.6 million and the repurchase of 1,106,588 million shares during the quarter, partially offset by cash proceeds received for the surrender of BOLI policies of $48.8 million and an increase in FHLB borrowings of $36.8 million.
●	Net loans increased $72.4 million, or 1.6%, to $4.50 billion, from the prior quarter as demand for new loan originations and advances continued. The current quarter growth was primarily seen in construction and land development loans, which increased $77.9 million, or 12.1%, and commercial and industrial loans, which increased $15.7 million, or 2.6%, and residential real estate loans, which increased $8.8 million, or 0.7%; partially offset by a decrease in multi-family residential loans of $24.9 million, or 7.3%.
●	Deposits decreased $58.6 million, or 1.4%, to $4.27 billion from $4.33 billion in the prior quarter. The decrease in deposits was the result of reductions in brokered deposits of $55.1 million, or 17.8%, resulting from maturities during the quarter and utilization of FHLB borrowings.
●	FHLB borrowings increased $36.8 million, or 40.5%, to $127.6 million from $90.8 million during the current quarter as a result of increased borrowings due to loan growth and brokered deposit maturities.
●	Shareholders’ equity decreased $2.5 million, or 0.3%, to $737.1 million from the prior quarter, primarily as a result of $18.9 million related to the repurchase of 1,106,588 shares of common stock at an all-in weighted average cost of $17.08 per share, partially offset by $14.6 million in net income. Shareholders’ equity to total assets and tangible shareholders’ equity to tangible assets were 14.1% at the end of both the current and prior quarter.

NET INTEREST INCOME

Net interest income was $47.0 million for the quarter ended June 30, 2025, compared to $43.5 million for the prior quarter, an increase of $3.5 million, or 8.0%. Net interest margin expanded 21 basis points to 3.82% for the quarter from 3.61% in the prior quarter.

●	The increase in interest income during the quarter ended June 30, 2025 was primarily attributable to an increase in the average balance of loans, default interest earned on loan workouts and increased yield on other investments due to the semi-annual FRB stock dividend, partially offset by a decrease in the average balance of short-term investments.

●	The decrease in interest expense for the quarter ended June 30, 2025 was primarily driven by decreases in the average rate on certificates of deposit and individual retirement accounts.

PROVISION FOR CREDIT LOSSES

Provision for credit losses increased $2.0 million, or 173.0%, to $3.2 million for the quarter ended June 30, 2025, compared to $1.2 million for the prior quarter.

●	The provision for credit losses on loans was $4.2 million for the quarter ended June 30, 2025, compared to $947 thousand for the prior quarter, representing an increase of $3.3 million, or 348.2%, primarily driven by expansion of weighted average remaining maturities periods on construction and land development loans, as well as an increased utilization of national historical loss rates on our commercial portfolios, coupled with an overall increase in the Company’s loan portfolio.
●	The provision for credit losses on unfunded commitments was a release of $1.1 million for the quarter ended June 30, 2025, compared to a provision of $211 thousand for the prior quarter, representing a decrease of $1.3 million, or 613.3%. primarily driven by a reduction in the balance of unfunded commitments during the current quarter.

NONINTEREST INCOME

Noninterest income was $4.2 million for the quarter ended June 30, 2025, compared to $3.9 million for the prior quarter, representing an increase of $317 thousand, or 8.2%.

●	Swap contract income was $524 thousand, compared to $88 thousand in the prior quarter, representing an increase of $436 thousand, or 495.5%, due to increased swap contract demand.
●	Other income was $172 thousand, compared to $8 thousand in the prior quarter, resulting in an increase of $164 thousand, or 2,050.0% due to an annual MasterCard branding bonus earned during the current quarter.
●	The above increases were partially offset by a decline in the cash surrender value of BOLI of $244 thousand, or 23.7%, which was $787 thousand, compared to $1.0 million in the prior quarter, due to proceeds received from the surrender of BOLI policies.

NONINTEREST EXPENSE

Noninterest expense for the quarter ended June 30, 2025 was $29.3 million, representing an increase of $645 thousand, or 2.3%, from the prior quarter.

●	Director and professional service fees increased $795 thousand, or 37.0%, to $2.9 million in the current quarter, compared to $2.1 million in the prior quarter, primarily a result of $527 thousand in stock compensation expense from restricted stock awards granted during the current quarter, along with an increase of $175 thousand in professional services and a $105 thousand increase in legal expenses.
●	Merger and acquisition expenses increased from $0 to $530 thousand, driven by expenses incurred from merger and acquisition costs related to the Provident acquisition.
●	The above increases were partially offset by a $582 thousand decrease in salaries and benefits expenses during the current quarter, primarily resulting from: a $1.2 million decrease in pension expense as the plan was liquidated during the prior quarter, and a $509 thousand decrease in employer tax expenses as a result of the bonus payout and the rate reset during the prior quarter; partially offset by a $609 thousand increase in employee salaries expense resulting from increased headcount, a $261 thousand increase in stock compensation expense for restricted stock awards granted during the current quarter and a $177 thousand increase in the Directors plan expenses.

INCOME TAXES

Income tax expense for the quarter ended June 30, 2025 was $4.1 million, representing a $774 thousand, or 15.8%, decrease from the prior quarter. The decrease was primarily driven by a $6.8 million investment in a solar tax credit investment during the current quarter.

The effective tax rate for the current quarter was 22.1%, compared to 28.0% in the prior quarter. The primary driver of the decrease in the effective tax rate was the significant amount of solar income tax credits earned during the current quarter.

COMMERCIAL REAL ESTATE PORTFOLIO

Commercial real estate loans decreased $27.4 million, or 1.6%, to $1.69 billion, during the quarter ended June 30, 2025.

●	Cannabis facility commercial real estate loans decreased $51.8 million, or 16.1%, during the quarter ended June 30, 2025. The Company’s cannabis facility commercial real estate portfolio is secured entirely by the underlying commercial real estate of the borrower operation.

The vast majority of the loan portfolio balances have a loan-to-value ratio of 65% or lower, with appraisal reports taking a blended approach (using both cannabis and non-cannabis use comparable real estate sales, which we believe are generally more conservative).

●	The cannabis facility portfolio has geographic dispersion, with lower dollar exposure loans remaining local and larger dollar exposure loans generally tied to multi-state operators with a more national footprint. All cannabis facility loan relationships were pass-rated and current at the end of the current quarter. During the second quarter of 2025, the Company sold a cannabis relationship at par plus expenses and fees, which had previously been placed into receivership by the Company related to issues outside of the borrowing entity and solely with a guarantor on the credit. The Company no longer has any exposure to this credit and no losses were incurred.
●	The Company’s multi-family real estate loan portfolio decreased $24.9 million, or 7.3%, during the current quarter to $316.7 million. The Company’s multi-family real estate loan portfolio consists of properties primarily located in the Greater Boston area, primarily all of which are adjustable-rate loans and all of which were performing at June 30, 2025.
●	Mixed-use commercial real estate loans increased $47.8 million, or 36.0%, during the current quarter, resulting from increased customer demand.
●	The Company’s $192.0 million office portfolio consists principally of suburban Class A and B office space used as medical and traditional offices. The portfolio does not consist of high-rise towers located in Boston.

ASSET QUALITY

●	The allowance for credit losses (“ACL”) amounted to $42.6 million as of June 30, 2025, or 0.94% of total loans, compared to $38.3 million, or 0.86% of total loans at March 31, 2025. The Company recorded provisions for credit losses of $3.2 million during the quarter ended June 30, 2025, which included a provision of $4.2 million for loans offset by a release of $1.1 million in the provision for unfunded commitments, compared to provisions for credit losses of $1.2 million during the prior quarter.
●	The increase in the ACL for the quarter ended June 30, 2025 was the result of expansion of weighted average remaining maturities periods on construction and land development loans, as well as a higher use of national loss rates as peer proxies on our commercial portfolios.
●	Non-performing loans totaled $12.5 million as of June 30, 2025, an increase of $1.1 million, or 9.7%, from $11.4 million at the end of the prior quarter. The increase was primarily due to the increase in commercial real estate loans on non-accrual of $1.1 million during the quarter ended June 30, 2025.
●	During the quarter ended June 30, 2025, the Company recorded total net recoveries of $19 thousand, or 0.00% of average total loans on an annualized basis, compared to a $1.4 million net charge off, or 0.12% of average total loans on an annualized basis, in the prior quarter. The decrease in net charge-offs during the quarter ended June 30, 2025 was primarily a result of a $923 thousand recovery on a previously charged-off commercial real estate participation loan.

●	The Company’s loan portfolio consists primarily of commercial real estate and multi-family loans, one-to-four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston’s financial district. Known as the “Builder’s Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. We have the financial expertise typically found at much larger institutions and the local knowledge and commitment you can only find at a community bank. For more information, please visit https://NeedhamBank.com. Needham Bank is a member of FDIC.

Non-GAAP Financial Measures

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures, including operating net income, operating noninterest expense, operating noninterest income, operating effective tax rate, operating earnings per share, basic, operating earnings per share, diluted, operating return on average assets, operating return on average shareholders’ equity, operating efficiency ratio, tangible shareholders’ equity, tangible assets and tangible book value per share. The Company’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets;

reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; failure to consummate or a delay in consummating the acquisition of Provident, including as a result of any failure to obtain the necessary regulatory approvals, to obtain Provident shareholder approval or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; risks related to the Company’s pending acquisition of Provident and acquisitions generally, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Form 10-K and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NB BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024

Earnings data
Net interest income	$47,007	$43,526	$38,722
Noninterest income	4,178	3,861	2,981
Total revenue	51,185	47,387	41,703
Provision for credit losses	3,161	1,158	3,667
Noninterest expense	29,305	28,660	26,214
Pre-tax income	18,719	17,569	11,822
Net income	14,579	12,655	9,453
Operating net income (non-GAAP)	15,043	13,693	9,858
Operating noninterest expense (non-GAAP)	28,775	27,443	25,708

Per share data
Earnings per share, basic	$0.39	$0.33	$0.24
Earnings per share, diluted	0.39	0.33	0.24
Operating earnings per share, basic (non-GAAP)	0.40	0.35	0.25
Operating earnings per share, diluted (non-GAAP)	0.40	0.35	0.25
Book value per share	18.09	18.23	17.43
Tangible book value per share (non-GAAP)	18.06	18.20	17.41

Profitability
Return on average assets	1.13%	1.00%	0.81%
Operating return on average assets (non-GAAP)	1.17%	1.08%	0.84%
Return on average shareholders' equity	7.84%	6.78%	5.13%
Operating return on average shareholders' equity (non-GAAP)	8.09%	7.33%	5.35%
Net interest margin	3.82%	3.61%	3.46%
Cost of deposits	3.00%	3.11%	3.33%
Efficiency ratio	57.25%	60.48%	62.86%
Operating efficiency ratio (non-GAAP)	56.22%	57.91%	61.65%

Balance sheet, end of period
Total assets	$5,226,554	$5,242,157	$4,805,261
Total loans	4,541,175	4,464,500	4,097,278
Total deposits	4,268,052	4,326,617	3,917,765
Total shareholders' equity	737,122	739,611	744,462

Asset quality
Allowance for credit losses (ACL)	$42,601	$38,338	$37,857
ACL / Total non-performing loans (NPLs)	341.4%	337.1%	182.6%
Total NPLs / Total loans	0.27%	0.25%	0.51%
Net recoveries (charge-offs) (annualized) / Average total loans	0.00%	(0.12)%	(0.09)%

Capital ratios
Shareholders' equity / Total assets	14.10%	14.11%	15.49%
Tangible shareholders' equity / tangible assets (non-GAAP)	14.09%	14.09%	15.47%

NB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	As of			June 30, 2025 change from
	June 30, 2025	March 31, 2025	June 30, 2024	March 31, 2025		June 30, 2024
Assets
Cash and due from banks	$157,112	$201,140	$170,255	$(44,028)	(21.9)%	$(13,143)	(7.7)%
Federal funds sold	101,587	112,306	158,687	(10,719)	(9.5)%	(57,100)	(36.0)%
Total cash and cash equivalents	258,699	313,446	328,942	(54,747)	(17.5)%	(70,243)	(21.4)%

Available-for-sale securities, at fair value	235,408	234,680	205,065	728	0.3%	30,343	14.8%

Loans receivable, net of deferred fees	4,541,175	4,464,500	4,097,278	76,675	1.7%	443,897	10.8%
Allowance for credit losses	(42,601)	(38,338)	(37,857)	(4,263)	11.1%	(4,744)	12.5%
Net loans	4,498,574	4,426,162	4,059,421	72,412	1.6%	439,153	10.8%

Accrued interest receivable	20,386	19,533	19,007	853	4.4%	1,379	7.3%
Banking premises and equipment, net	34,289	34,069	35,290	220	0.6%	(1,001)	(2.8)%
Non-public investments	35,767	24,710	32,153	11,057	44.7%	3,614	11.2%
Bank-owned life insurance ("BOLI")	55,711	103,688	51,321	(47,977)	(46.3)%	4,390	8.6%
Prepaid expenses and other assets	58,075	56,150	55,190	1,925	3.4%	2,885	5.2%
Deferred income tax asset	29,645	29,719	18,872	(74)	(0.2)%	10,773	57.1%
Total assets	$5,226,554	$5,242,157	$4,805,261	$(15,603)	(0.3)%	$421,293	8.8%

Liabilities and shareholders' equity
Deposits
Core deposits	$4,013,892	$4,017,378	$3,617,905	$(3,487)	(0.1)%	$395,987	10.9%
Brokered deposits	254,160	309,239	299,860	(55,078)	(17.8)%	(45,700)	(15.2)%
Total deposits	4,268,052	4,326,617	3,917,765	(58,565)	(1.4)%	350,287	8.9%
Mortgagors' escrow accounts	4,117	4,464	4,022	(347)	(7.8)%	95	2.4%
FHLB borrowings	127,600	90,835	60,835	36,765	40.5%	66,765	109.7%
Accrued expenses and other liabilities	68,234	60,344	56,873	7,890	13.1%	11,361	20.0%
Accrued retirement liabilities	21,429	20,286	21,304	1,143	5.6%	125	0.6%
Total liabilities	4,489,432	4,502,546	4,060,799	(13,114)	(0.3)%	428,633	10.6%

Shareholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares
issued and outstanding	-	-	-	-	0.0%	-	0.0%
Common stock, $0.01 par value, 120,000,000 shares authorized; 40,748,380 issued and outstanding at June 30, 2025, 40,570,433 issued and outstanding at March 31, 2025
and 42,705,729 issued and outstanding at June 30, 2024	407	406	427	1	0.2%	(20)	(4.7)%
Additional paid-in capital	358,793	376,773	416,845	(17,980)	(4.8)%	(58,052)	(13.9)%
Unallocated common shares held by the Employee Stock Ownership Plan ("ESOP")	(43,643)	(44,231)	(46,002)	588	(1.3)%	2,359	(5.1)%
Retained earnings	427,707	413,128	384,328	14,579	3.5%	43,379	11.3%
Accumulated other comprehensive loss	(6,142)	(6,465)	(11,136)	323	(5.0)%	4,994	(44.8)%
Total shareholders' equity	737,122	739,611	744,462	(2,489)	(0.3)%	(7,340)	(1.0)%

Total liabilities and shareholders' equity	$5,226,554	$5,242,157	$4,805,261	$(15,603)	(0.3)%	$421,293	8.8%

NB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	For the Three Months Ended			Three Months Ended June 30, 2025 Change From Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	March 31, 2025		June 30, 2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$74,719	$71,440	$65,271	$3,279	4.6%	$9,448	14.5%
Interest on securities	2,307	2,290	1,690	17	0.7%	617	36.5%
Interest and dividends on cash equivalents and other	2,822	3,121	4,161	(299)	(9.6)%	(1,339)	(32.2)%
Total interest and dividend income	79,848	76,851	71,122	2,997	3.9%	8,726	12.3%

INTEREST EXPENSE
Interest on deposits	31,690	32,239	31,579	(549)	(1.7)%	111	0.4%
Interest on borrowings	1,151	1,086	821	65	6.0%	330	40.2%
Total interest expense	32,841	33,325	32,400	(484)	(1.5)%	441	1.4%

NET INTEREST INCOME	47,007	43,526	38,722	3,481	8.0%	8,285	21.4%

PROVISION FOR CREDIT LOSSES
Provision for credit losses - loans	4,244	947	4,429	3,297	348.2%	(185)	(4.2)%
Provision for (release of) credit losses - unfunded commitments	(1,083)	211	(762)	(1,294)	(613.3)%	(321)	42.1%
Total provision for credit losses	3,161	1,158	3,667	2,003	173.0%	(506)	(13.8)%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	43,846	42,368	35,055	1,478	3.5%	8,791	25.1%

NONINTEREST INCOME
Customer service fees	2,554	2,558	1,872	(4)	(0.2)%	682	36.4%
Increase in cash surrender value of BOLI	787	1,031	404	(244)	(23.7)%	383	94.8%
Mortgage banking income	141	176	428	(35)	(19.9)%	(287)	(67.1)%
Swap contract income	524	88	265	436	495.5%	259	97.7%
Other income	172	8	12	164	2050.0%	160	1333.3%
Total noninterest income	4,178	3,861	2,981	317	8.2%	1,197	40.2%

NONINTEREST EXPENSE
Salaries and employee benefits	18,567	19,149	16,746	(582)	(3.0)%	1,821	10.9%
Director and professional service fees	2,943	2,148	2,270	795	37.0%	673	29.6%
Occupancy and equipment expenses	1,465	1,580	1,461	(115)	(7.3)%	4	0.3%
Data processing expenses	2,493	2,765	2,325	(272)	(9.8)%	168	7.2%
Marketing and charitable contribution expenses	954	846	1,095	108	12.8%	(141)	(12.9)%
FDIC and state insurance assessments	883	813	633	70	8.6%	250	39.5%
Merger and acquisition expenses	530	-	-	530	0.0%	530	0.0%
General and administrative expenses	1,470	1,359	1,684	111	8.2%	(214)	(12.7)%
Total noninterest expense	29,305	28,660	26,214	645	2.3%	3,091	11.8%

INCOME BEFORE TAXES	18,719	17,569	11,822	1,150	6.5%	6,897	58.3%

INCOME TAX EXPENSE	4,140	4,914	2,369	(774)	(15.8)%	1,771	74.8%

NET INCOME	$14,579	$12,655	$9,453	$1,924	15.2%	$5,126	54.2%

Weighted average common shares outstanding, basic	37,191,460	38,755,746	39,289,271	(1,564,286)	(4.0)%	(2,097,811)	(5.3)%
Weighted average common shares outstanding, diluted	37,550,409	38,755,746	39,289,271	(1,205,337)	(3.1)%	(1,738,862)	(4.4)%
Earnings per share, basic	$0.39	$0.33	$0.24	$0.06	18.2%	$0.15	62.5%
Earnings per share, diluted	$0.39	$0.33	$0.24	$0.06	18.2%	$0.15	62.5%

NB BANCORP, INC.

AVERAGE BALANCES, INTEREST EARNED/PAID & AVERAGE YIELDS

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average			Average			Average
	Outstanding		Average	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)
Interest-earning assets:
Loans	$4,479,682	$74,719	6.69%	$4,366,408	$71,440	6.64%	$3,987,452	$65,271	6.58%
Securities	232,812	2,307	3.97%	230,406	2,290	4.03%	204,336	1,690	3.33%
Other investments (5)	28,445	605	8.53%	27,454	219	3.24%	24,517	299	4.91%
Short-term investments (5)	199,271	2,217	4.46%	264,343	2,902	4.45%	279,559	3,862	5.56%
Total interest-earning assets	4,940,210	79,848	6.48%	4,888,611	76,851	6.38%	4,495,864	71,122	6.36%
Non-interest-earning assets	277,791			296,594			242,145
Allowance for credit losses	(39,930)			(38,685)			(34,735)
Total assets	$5,178,071			$5,146,520			$4,703,274

Interest-bearing liabilities:
Savings accounts	$119,736	134	0.45%	$113,750	46	0.16%	$117,509	15	0.05%
NOW accounts	469,473	1,227	1.05%	470,470	1,043	0.90%	465,407	1,331	1.15%
Money market accounts	1,090,163	9,094	3.35%	1,073,041	8,747	3.31%	836,949	7,257	3.49%
Certificates of deposit and individual retirement accounts	1,964,678	21,235	4.34%	1,979,184	22,403	4.59%	1,834,299	22,976	5.04%
Total interest-bearing deposits	3,644,050	31,690	3.49%	3,636,445	32,239	3.60%	3,254,164	31,579	3.90%
FHLB and FRB advances	103,406	1,151	4.46%	91,168	1,086	4.83%	61,968	821	5.33%
Total interest-bearing liabilities	3,747,456	32,841	3.52%	3,727,613	33,325	3.63%	3,316,132	32,400	3.93%
Non-interest-bearing deposits	591,873			571,549			557,453
Other non-interest-bearing liabilities	93,072			90,025			88,364
Total liabilities	4,432,401			4,389,187			3,961,949
Shareholders' equity	745,670			757,333			741,325
Total liabilities and shareholders' equity	$5,178,071			$5,146,520			$4,703,274
Net interest income		$47,007			$43,526			$38,722
Net interest rate spread (1)			2.96%			2.75%			2.43%
Net interest-earning assets (2)	$1,192,754			$1,160,998			$1,179,732
Net interest margin (3)			3.82%			3.61%			3.46%

Average interest-earning assets to interest-bearing liabilities	131.83%			131.15%			135.58%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest-earning assets.

(4) Annualized

(5) Other investments are comprised of FRB stock, FHLB stock and swap collateral accounts. Short-term investments are comprised of cash and cash equivalents.

NB BANCORP, INC.

COMMERCIAL REAL ESTATE BY COLLATERAL TYPE

(Unaudited)

(Dollars in thousands)

	June 30, 2025
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$316,745	$316,745	19%
Cannabis Facility	255,757	15,098	270,855	16%
Industrial	86,791	115,230	202,021	12%
Office	26,157	165,799	191,956	12%
Hospitality	—	172,159	172,159	10%
Mixed-Use	7,643	160,378	168,021	10%
Special Purpose	78,120	56,977	135,097	8%
Retail	39,554	86,843	126,397	7%
Other	39,820	67,079	106,899	6%
Total commercial real estate	$533,842	$1,156,308	$1,690,150	100%

	Change From March 31, 2025				Change From June 30, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$(24,874)	$(24,874)	(7)%	$—	$49,201	$49,201	18%
Cannabis Facility	(51,745)	(78)	(51,823)	(16)%	3,016	(310)	2,706	1%
Industrial	(37,427)	41,435	4,008	2%	(19,964)	109,329	89,365	79%
Office	415	4,686	5,101	3%	(7,067)	(16,082)	(23,149)	(11)%
Hospitality	—	(126)	(126)	0%	(61)	23,204	23,143	16%
Mixed-Use	(10)	47,849	47,839	36%	(920)	95,987	95,067	130%
Special Purpose	(577)	2,792	2,215	2%	(3,150)	2,321	(829)	(1)%
Retail	(4,862)	(589)	(5,451)	(5)%	14,237	(12,928)	1,309	1%
Other	(567)	(3,771)	(4,338)	(4)%	4,461	(42,879)	(38,418)	(26)%
Total commercial real estate	$(94,773)	$67,324	$(27,449)	(2)%	$(9,448)	$207,843	$198,395	13%

	March 31, 2025				June 30, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$341,619	$341,619	20%	$—	267,544	$267,544	18%
Cannabis Facility	307,502	15,176	322,678	19%	252,741	$15,408	268,149	18%
Industrial	124,218	73,795	198,013	11%	106,755	5,901	112,656	8%
Office	25,742	161,113	186,855	11%	33,224	181,881	215,105	14%
Hospitality	—	172,285	172,285	10%	61	148,955	149,016	10%
Mixed-Use	7,653	112,529	120,182	7%	8,563	64,391	72,954	5%
Special Purpose	78,697	54,185	132,882	8%	81,270	54,656	135,926	9%
Retail	44,416	87,432	131,848	8%	25,317	99,771	125,088	8%
Other	40,387	70,850	111,237	6%	35,359	109,958	145,317	10%
Total commercial real estate	$628,615	$1,088,984	$1,717,599	100%	$543,290	$948,465	$1,491,755	100%

NB BANCORP, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024

Net income (GAAP)	$14,579	$12,655	$9,453

Add (Subtract):
Adjustments to net income:
BOLI surrender tax and modified endowment contract penalty	64	154	-
Defined benefit pension termination expense	-	1,217	-
Merger and acquisition expenses	530	-	-
Adjustment for adoption of ASU 2023-02	-	-	506
Total adjustments to net income	$594	$1,371	$506
Less net tax benefit associated with pre-tax non-GAAP adjustments to net income	130	333	101
Non-GAAP adjustments, net of tax	464	1,038	405
Operating net income (non-GAAP)	$15,043	$13,693	$9,858
Weighted average common shares outstanding, basic	37,191,460	38,755,746	39,289,271
Weighted average common shares outstanding, diluted	37,550,409	38,755,746	39,289,271
Operating earnings per share, basic (non-GAAP)	$0.40	$0.35	$0.25
Operating earnings per share, diluted (non-GAAP)	$0.40	$0.35	$0.25

Noninterest expense (GAAP)	$29,305	$28,660	$26,214

Subtract (Add):
Noninterest expense components:
Defined benefit pension termination expense	-	1,217	-
Merger and acquisition expenses	530	-	-
Adjustment for adoption of ASU 2023-02	-	-	506
Total impact of non-GAAP noninterest expense adjustments	$530	$1,217	$506
Noninterest expense on an operating basis (non-GAAP)	$28,775	$27,443	$25,708

Operating net income (non-GAAP)	$15,043	$13,693	$9,858
Average assets	5,178,071	5,146,520	4,703,274
Operating return on average assets (non-GAAP)	1.17%	1.08%	0.84%
Average shareholders’ equity	$745,670	$757,333	$741,325
Operating return on average shareholders' equity (non-GAAP)	8.09%	7.33%	5.35%

Noninterest expense on an operating basis (non-GAAP)	$28,775	$27,443	$25,708
Total revenue (net interest income plus total noninterest income)	51,185	47,387	41,703
Operating efficiency ratio (non-GAAP)	56.22%	57.91%	61.65%

	As of
	June 30, 2025	March 31, 2025	June 30, 2024

Total shareholders’ equity (GAAP)	$737,122	$739,611	$744,462
Subtract:
Intangible assets (core deposit intangible)	1,005	1,042	1,153
Total tangible shareholders’ equity (non-GAAP)	736,117	738,569	743,309
Total assets (GAAP)	5,226,554	5,242,157	4,805,261
Subtract:
Intangible assets (core deposit intangible)	1,005	1,042	1,153
Total tangible assets (non-GAAP)	$5,225,549	$5,241,115	$4,804,108
Tangible shareholders' equity / tangible assets (non-GAAP)	14.09%	14.09%	15.47%
Total common shares outstanding	40,748,380	40,570,443	42,705,729
Tangible book value per share (non-GAAP)	$18.06	$18.20	$17.41

NB BANCORP, INC.

ASSET QUALITY – NON-PERFORMING ASSETS (1)

(Unaudited)

(Dollars in thousands)

	June 30, 2025	March 31, 2025	June 30, 2024
Real estate loans:
One-to-four-family residential	$3,030	$3,043	$4,251
Home equity	1,368	1,157	636
Commercial real estate	1,984	841	7,056
Construction and land development	10	10	2,237
Commercial and industrial	4,558	4,560	4,575
Consumer	1,528	1,761	1,974
Total	$12,478	$11,372	$20,729

Total non-performing loans to total loans	0.27%	0.25%	0.51%
Total non-performing assets to total assets	0.24%	0.22%	0.43%

(1) Non-performing loans and assets are comprised of non-accrual loans

NB BANCORP, INC.

ASSET QUALITY – PROVISION, ALLOWANCE, AND NET (CHARGE-OFFS) RECOVERIES

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Allowance for credit losses at beginning of the period	$38,338	$38,744	$34,306

Provision for credit losses	4,244	947	4,429

Charge-offs:
Commercial and industrial	—	—	22
Consumer	1,190	1,558	923
Total charge-offs	1,190	1,558	945

Recoveries of loans previously charged off:
Commercial and industrial	12	12	12
Commercial real estate	923	—	—
Consumer	274	193	55
Total recoveries	1,209	205	67

Net recoveries (charge-offs)	19	(1,353)	(878)

Allowance for credit losses at end of the period	$42,601	$38,338	$37,857

Allowance to non-performing loans	341%	337%	183%
Allowance to total loans outstanding at the end of the period	0.94%	0.86%	0.92%
Net recoveries (charge-offs) (annualized) to average loans outstanding during the period	0.00%	(0.12)%	(0.09)%